

<ARTICLE>                     5
<LEGEND>
     This Schedule Contains Summary Financial Information Extracted From The
     Consolidated Balance Sheet and Consolidate Income Statement of GATX
     and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<MULTIPLIER>                                   1,000,000


<PERIOD-TYPE>                 9-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   SEP-30-1998
<CASH>                                         65
<SECURITIES>                                   0
<RECEIVABLES>                                  1084
<ALLOWANCES>                                   129<F1>
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0<F2>
<PP&E>                                         4557
<DEPRECIATION>                                 1908
<TOTAL-ASSETS>                                 4785
<CURRENT-LIABILITIES>                          0<F2>
<BONDS>                                        2759<F3>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       17
<OTHER-SE>                                     698
<TOTAL-LIABILITY-AND-EQUITY>                   4785
<SALES>                                        0
<TOTAL-REVENUES>                               1306
<CGS>                                          0
<TOTAL-COSTS>                                  613<F4>
<OTHER-EXPENSES>                               193<F5>
<LOSS-PROVISION>                               11
<INTEREST-EXPENSE>                             180
<INCOME-PRETAX>                                132<F6>
<INCOME-TAX>                                   57
<INCOME-CONTINUING>                            106
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   106
<EPS-PRIMARY>                                  2.16
<EPS-DILUTED>                                  2.11

<F1>Receivables consist of three components:  Trade Accounts of 158 million,
Finance Leases of 669 million, and Secured Loans of 257 million.
<F2>Not applicable because GATX has an unclassified balance sheet.
<F3>Bonds consist of three components:  Recourse Long-term debt of 2,186 million, Nonrecourse long-term debt of 370 million and Capital lease obligations of 203 million.
<F4>This value represents operating expenses on the Consolidated Income State-
ment.
<F5>This value represents the provision for depreciation and amortization on the Consolidated Income Statement.
<F6>This value represent income before income taxes and equity in earnings of affiliates.

